SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 26, 2011

Eastman Kodak Company
(Exact name of registrant as specified in charter)

New Jersey	1-87	16-0417150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
343 State Street, Rochester, New York 14650
(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code (585) 724-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On July 26, 2011, Eastman Kodak Company issued a press release describing its financial results for its second fiscal quarter ended June 30, 2011.  A copy of the press release is attached as Exhibit (99.1) to this report.

Within the Company's second quarter 2011 press release, the Company makes reference to the following non-GAAP financial measures, which have directly comparable GAAP financial measures, including:

  “Digital revenue”;
  “Cash usage before restructuring payments”; and
  “Segment (loss) earnings.”

The Company believes that these measures represent important internal measures of performance.  Accordingly, where these non-GAAP measures are provided, it is done so that investors have the same financial data that management uses with the belief that it will assist the investment community in properly assessing the underlying performance of the Company on a year-over-year and quarter-sequential basis.  Whenever such information is presented, the Company has complied with the provisions of the rules under Regulation G and Item 2.02 of Form 8-K. In addition to the reasons described above, the specific reasons why the Company's management believes that the presentation of the non-GAAP financial measures provides useful information to investors regarding Kodak's financial condition, results of operations and cash flows are as follows.

Digital revenue / Segment (loss) earnings

The Company’s digital businesses consist of the Consumer Digital Imaging Group (CDG) segment and the Graphic Communications Group (GCG) segment.  Due to the Company's ongoing digital transformation, management views the Company’s performance based on digital revenue and segment earnings.  These measures form the basis of internal management performance expectations and may impact certain incentive compensation.  Accordingly, the Company believes that the presentation of this information is useful to investors as it provides them with the same financial data that management uses to assess the Company’s growth on a year-over-year and quarter-sequential basis.

Cash usage before restructuring payments

The Company believes that the presentation of cash usage before restructuring payments is useful information to investors as it facilitates the comparison of cash flows between reporting periods.  In addition, management utilizes this measure as a tool to assess the Company's ability to repay debt, and fund acquisitions and investments, after it has satisfied its capital expenditures and working capital needs.  The cash usage before restructuring payments measure equals net cash used in continuing operations from operating activities, as determined under Generally Accepted Accounting Principles in the United States of America (U.S. GAAP), minus capital expenditures, plus proceeds from the sale of assets and certain businesses and other settlements / agreements not otherwise included in U.S. GAAP cash used in operating activities, plus net cash flow generated by divested businesses through the date of divestiture to the extent such business divestitures would be categorized as discontinued operations, minus cash flow from the operations of significant acquisitions or strategic alliances completed during the year, plus cash restructuring payments.  Finally, cash generation before restructuring payments forms the basis of internal management performance expectations and certain incentive compensation.  Accordingly, the Company believes that the presentation of this information is useful to investors as it provides them with the same data that management uses to facilitate their assessment of the Company's cash and working capital management.

Item 9.01.  Financial Statements and Exhibits

(d)   Exhibit

(99.1)	Press release issued July 26, 2011 regarding financial results for the second quarter of 2011	Furnished with this document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN KODAK COMPANY

		By:	/s/ Eric Samuels
		Name:	Eric Samuels
		Title:	Chief Accounting Officer
and Corporate Controller

Date:	July 26, 2011

EXHIBIT INDEX

Exhibit No.	Description

(99.1)	Press release issued July 26, 2011 regarding financial results for the second quarter of 2011.